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                                                                      Exhibit 99
                                                                      ----------
                           MAIN STREET BANCORP, INC.
                                601 Penn Street
                              Reading, PA  19603


FOR IMMEDIATE RELEASE                   CONTACT:  Robert D. McHugh
APRIL 25, 2000                                    Executive Vice President
                                                   and Chief Financial Officer
                                                  (610) 685-1400

                                                  Andrew J. Rothermel
                                                  Vice President and General
                                                   Counsel
                                                  (610) 685-1400


                           MAIN STREET BANCORP, INC.
                         ANNOUNCES MANAGEMENT CHANGES
                         ----------------------------


     Reading, PA, April 25, 2000 -- The Boards of Directors of Main Street Bancorp, Inc. (NASDAQ, NMS: MBNK), and its wholly-owned subsidiary, Main Street Bank, have announced the reorganization of their executive management. Effective immediately, Nelson R. Oswald has been relieved of his duties as Chairman, Chief Executive Officer and President of the Company and the Bank and Norman E. Heilenman has been relieved of his duties as Senior Vice President of the Company and the Bank.

     The Board announced the following appointments, effective immediately:

       Albert L. Evans, Jr.   Chairman of the Board of the Company and the Bank

       Alfred E. Mast         Chairman of the Executive Committee of the
                              Company and the Bank

       Robert D. McHugh       Executive Vice President, Treasurer and Chief
                              Financial Officer of the Company and the Bank

       Richard A. Ketner      Executive Vice President and Chief Administrative
                              Officer of the Company and the Bank
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       Steven A. Ehrlich      Senior Vice President of the Company and the Bank

       Andrew J. Rothermel    Vice President, Secretary and General Counsel of
                              the Company and the Bank

     The Board also has appointed an interim management team of Robert D. McHugh, Richard A. Ketner, Steven A. Ehrlich, Andrew J. Rothermel, Albert L. Evans, Jr., Alfred B. Mast, Jeffrey W. Hayes, Wesley R. Pace, Richard D. Biever and Frederick A. Gosch to manage the day-to-day operations of the Company and the Bank while an executive search is conducted for a President and Chief Executive Officer.
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